Exhibit 18



March 10, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:Aluminum Company of America
   1995 Proxy Soliciting Materials

Ladies and Gentlemen:

In accordance with the request set forth in the part D-
(3) of the instructions to Form 10-K, I wish to inform you that the financial statements in the Annual Report do not reflect a change from the preceding year in any accounting principles or practices or in the method of applying any such principles or practices (except for the implementation of FAS 106 and 109 effective January 1,
1992 and described in footnotes S. Income Taxes and
V. Postretirement Benefits of the Annual Report).

Very truly yours,


/s/Earnest J. Edwards
Earnest J. Edwards
Vice President and Controller

Attachment

cc:  Corporate Savings Division
     New York Stock Exchange, Inc.
     20 Broad Street
     New York, NY  10005
     Attn:  David F. Dolan

     American Stock Exchange
     86 Trinity Place
     New York, NY  10006

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